                                                                    EXHIBIT 10.1

                             MODIFICATION AGREEMENT


         THIS MODIFICATION AGREEMENT, dated effective as of October 1, 2001 (the "Agreement"), is made by and between CARESOUTH HOME HEALTH SERVICES, INC., a Georgia corporation ("CareSouth") and AMEDISYS, INC., a Delaware corporation ("Amedisys").

                                    RECITALS

         Amedisys and CareSouth are parties to that certain $1,234,034.85 Promissory Note, dated September 10, 1999, made by Amedisys and payable to the order of CareSouth (as amended, modified, supplemented, extended, renewed or replaced through the date hereof, the "Note"). Amedisys and CareSouth are also parties to the First Amended and Restated Master Corporate Guaranty of Service Agreement, dated as of September 1, 1999 (and as further amended, modified or supplemented from time to time, the "MCGS Agreement"). Capitalized terms defined in the Note or the MCGS Agreement shall have the same defined meanings when such terms are used and undefined in this Agreement.

         Pursuant to a proposal letter, dated September 14, 2001 (the "Proposal"), CareSouth and Amedisys have agreed to modify the obligations of Amedisys to CareSouth under the Note, subject to the terms of this Agreement. Accordingly, for valuable consideration, the receipt and sufficiency of which are acknowledged, CareSouth and Amedisys agree as follows:

                                    AGREEMENT

1. Termination of Existing Agreements. On the date on which the conditions to effectiveness of this Agreement are satisfied (the "Closing Date"), the MCGS Agreement and each ASA shall be terminated and CareSouth, Amedisys and the Affiliates shall have no further obligations to each other thereunder.

2. Amended License Agreement. On the Closing Date, CareSouth and Amedisys shall enter into the Software License Agreement attached as Exhibit A to this Agreement (as amended, modified or supplemented from time to time, the "Amended License Agreement"). Each reference in any Loan Document (as defined in the
Note) to (a) the MCGS Agreement or any ASA shall be deemed to be a reference to the Amended License Agreement and (b) the Loan Documents shall be deemed to include a reference to the Amended License Agreement.

3. Acknowledgments. The Borrower acknowledges and agrees that the unpaid balance of the Note is $742,520.66, and, except as modified hereby, Amedisys ratifies and affirms its obligations thereunder.

4.      Modification of Note.

        (a) Paragraph 4 of the Note is deleted in its entirety, and amended to read as follows:

             "All payments received hereunder shall be applied first to the payment of any expenses or charges payable hereunder or under any other Loan Document, then to interest due and payable, and then to the principal balance, or in such other order as the Lender shall determine at its option. The Payment Schedule shall be as follows: THIRTY-TWO (32) MONTHLY installments inclusive of a Final Single Principal and Interest Payment. Monthly installments in the amount of $25,000.00 (in immediately available funds) shall be paid to the Lender commencing on October 31, 2001, and continuing on the last business day of each succeeding calendar month, through and including April 30, 2004 (or the last business day of such calendar month), and on May 1, 2004, provided that on such date there shall be a payment of all unpaid interest and all remaining principal. As used herein, "business day" shall mean days other than Saturday, Sunday or Federal holidays. The parties hereto hereby further agree that failure to make payments due hereunder shall not constitute an Event of Default (as herein defined) provided that Borrower pays such amounts within 24 hours after notice of such failure given by the Lender to Borrower."

        (b) Section 5 of the Note shall be amended to include the following language immediately after the word "Lender" and immediately preceding the phrase "(the "Loan Documents")":

             ", including, without limitation, the Amended License Agreement, and any notes, instruments or other documents evidencing, governing, or executed in connection with, any obligation of Borrower to any subsidiary or affiliate of Lender."

        (c) The first sentence of paragraph 10 of the Note, entitled "Remedies upon Default", is deleted in its entirety and replaced with the following:

             "Whenever there occurs a default or event of default under this Note (a) the entire balance outstanding hereunder and under other obligations of any Obligor, or any subsidiary or Affiliate of any Obligor, to Lender, or any Affiliate or subsidiary of Lender, become immediately due and payable and any obligation of Lender to permit further borrowing under this Note shall immediately cease and terminate, (b) to the extent permitted by law, the Rate of Interest on the unpaid principal shall be increased at the Lender's discretion up to the maximum rate allowed by law, or if none, 20% per annum (the "Default Rate") and (c) within 90 days after the date Lender gives notice to Borrower of the occurrence of an event of default hereunder, and provided that written demand has been made by Lender, Borrower shall validly authorize, and immediately thereafter validly issue, in one or more tranches, to one or more third party institutional investors, for the benefit and account of the Lender, that number of duly authorized, fully paid and nonassessable shares of the Series A Convertible Preferred Stock of the Borrower, par value $.001 per share (the "Series A Preferred Stock") that shall have a value, in the aggregate, equal to the total amount payable upon acceleration under clause
             (a) hereof, with cash amounts received by Borrower (net of selling expenses, underwriting discounts and related costs) from such investors to be paid to Lender and applied by Lender to the satisfaction of all obligations due to Lender or its affiliates and subsidiaries from Borrower and its subsidiaries and affiliates. Such application shall be deemed satisfaction of such obligations to Lender and its affiliates and subsidiaries only to the extent of such value received and so applied. If such amounts paid to Lender by Borrower exceed the total obligations due from Borrower and its affiliates and subsidiaries to Lender and its affiliates and subsidiaries, then Lender shall return the excess to Borrower within ten (10) days after Lender receives notice of such overpayment from Borrower. To the extent that Borrower fails to issue Series A Preferred Stock as of the end of such 90 day period in accordance with the foregoing terms, or otherwise satisfy its obligations to Lender and its affiliates and subsidiaries, then, on the last day of such period, Borrower shall validly authorize, and immediately thereafter begin to validly issue, to Lender or its designee, in one or more tranches, that number of duly authorized, fully paid and nonassessable shares of the Series A Preferred Stock that shall have a value, in the aggregate, equal to the total amount payable upon acceleration under clause (a) hereof and a per share value equal to the price per share of the Common Stock on the date that such Series A Preferred Stock is issued to Lender, less 25% of such per share price, in accordance with the terms of the Certificate of Designations and the Registration Rights Agreement, each of which shall be in the form attached hereto as Exhibits B and C, respectively. Lender agrees that within 90 days after such issuance, it shall give Borrower notice of its election to either (1) sell its shares of Series A Preferred Stock (or the shares of Common Stock into which such shares of Series A Preferred Stock are convertible) or (2) retain the shares of Series A Preferred Stock or the Common Stock into which such Series A Preferred Stock is convertible. Cash amounts received upon transfer or sale by the Lender (net of selling expenses, underwriting discounts and related costs) of such Series A Preferred Stock (or the Common Stock into which it is convertible), or the value (on an as-converted to Common Stock basis) of any shares retained as provided in clause
             (2) above, shall be applied by the Lender against amounts due hereunder. Such application shall be deemed satisfaction of such obligations to Lender and its affiliates and subsidiaries only to the extent of such value received and so applied. Notwithstanding the length of any period specified herein, and regardless of the election made by Lender hereunder, Borrower agrees to continue to issue, and Lender retains its right to require such additional issuances of, Series A Preferred Stock, until such time as the aggregate amount of cash received by Lender, or the value of such issued shares of Series A Preferred Stock, as applicable in clause (2) above, equals the value of all obligations due to Lender and its affiliates and subsidiaries from Borrower and its affiliates and subsidiaries, all in accordance with the terms hereof (such terms to include, but not be limited to, the 25% discount with respect to per share pricing). If the value received by Lender exceeds the total obligations due from Borrower and its affiliates and subsidiaries to Lender and its affiliates and subsidiaries, then Lender shall return the excess to Borrower within ten (10) days after Lender receives notice of such overpayment from Borrower. Borrower further agrees that it
             (a) shall appropriately and timely file the Certificate of Designations with the Secretary of State of the State of Delaware, and shall file such certificates of amendment to same as Lender deems necessary in the exercise of its reasonable discretion; (b) shall obtain all requisite approvals from its shareholders, including, without limitation, the holders of the Series A Preferred Stock; (c) shall at all times reserve and keep available out of its authorized shares of Common Stock (as defined in the certificate of incorporation of the Borrower), solely for the purpose of issue or delivery upon conversion of the Series A Preferred Stock, the maximum number of shares of Common Stock that may be issuable or deliverable upon such conversion, and shall issue such shares of Common Stock in accordance with the terms of its certificate of incorporation and the Registration Rights Agreement; and (d) obtain and provide to Lender an opinion of counsel (who shall be satisfactory to Lender) to the effect that the shares of Series A Preferred Stock shall be duly authorized and validly issued, fully paid and nonassessable."

        (d) Paragraph 16 of the Note, entitled "Arbitration," shall be deleted in its entirety and replaced with the following:

             "16. Collection Costs and Expenses. In the event that either party resorts to legal action to enforce the terms and provisions of this Note, the prevailing party shall be entitled to recover the actual and demonstrable costs of such action so incurred, including, without limitation, reasonable attorney's fees."

        (e) Each reference in any Loan Document to (a) the MCGS Agreement and each ASA shall be deemed to be a reference to the Amended License Agreement, (b) the Note shall be deemed a reference to the Note as modified hereby and (c) to the Loan Documents shall be deemed to include a reference to this Agreement.

5. Modification of Loan Documents. Each reference in any Loan Document to any Loan Document shall be deemed a reference to such Loan Document as modified hereby.

6. Representations and Warranties. Each party hereby represents and warrants that:

        (a) Such party (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation; (b) has the power and authority to own its assets and to transact the business in which it is now engaged or in which it is proposed to be engaged; and (c) is duly qualified as a foreign corporation or limited liability corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

        (b) Such party's execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate actions and do not and will not (a) require any consent or approval of, or filing or registration with, any governmental agency or authority or such party's stockholders; (b) contravene its certificate of incorporation or bylaws; (c) result in a breach of or constitute a default under any agreement or instrument to which such party is a party or by which it or its properties may be bound or affected; or (d) cause such party to be in default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to it.

        (c) This Agreement is such party's legal, valid and binding obligation, enforceable against such party in accordance with its terms.

        (d) All factual and financial information, if any, (taken as a whole) previously furnished to the other party in connection with this Agreement by such party and each of such party's Affiliate is true and accurate in all material respects on the date on which such information is dated, certified or furnished, and is not, and will not be, incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

7. Conditions Precedent. Amedisys shall deliver to CareSouth or CareSouth shall have received, not later than October 9, 2001, the following, each in form and substance satisfactory to CareSouth, as conditions precedent to the effectiveness of this Agreement, the termination of the MCGS Agreement and each ASA, and to the obligation of CareSouth to enter into the Amended License
Agreement:

        (a) This Agreement, executed by Amedisys;

        (b) Payments of all amounts due on the Closing Date, including, without limitation, any amounts in arrears under the terms of any Loan Document (including, without limitation, the MCGS Agreement) as set forth on Schedule A attached hereto and made a part hereof;

        (c) To the extent required, resolutions of the Board of Directors of Amedisys authorizing the execution of this Agreement and the Amended License Agreement, provided, however, that CareSouth shall also be required to provide Amedisys with any such resolutions, as required;

        (d) Certificates of good standing for the states of formation or incorporation of Amedisys and each Affiliate, together with certificates of qualification for each jurisdiction in which such certificate is required as to Amedisys and each Affiliate, provided that the same need not be provided within 10 days after the Closing Date; and

        (e) Opinion(s) of counsel to Amedisys and each of its Affiliate in form and substance satisfactory to counsel for CareSouth (provided that such opinion need not be presented to CareSouth until the issuance of the Series A Preferred Stock as provided herein).

8. Fees and Expenses. Each party shall bear its own attorneys' fees and other expenses incurred in connection with the execution and delivery of this Agreement.

9. Waiver. In consideration of the parties entering into this Agreement, each party hereto and each of its subsidiaries and Affiliates agrees that it has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against the other party or any subsidiary or Affiliate of such other party or any past, present or future agent, attorney, legal representative, predecessor-in-interest, Affiliate, successor, assign, employee, director or officer of such other party or any subsidiary or Affiliate of the other party, directly or indirectly, arising out of, based upon, or in any manner connected with, any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, or began prior to the execution of this Agreement and accrued, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of the terms or conditions of the MCGS Agreement or any ASA, or which directly or indirectly relate to or arise out of or in any manner are connected with the MCGS Agreement or any ASA. TO THE EXTENT ANY SUCH DEFENSES, AFFIRMATIVE OR OTHERWISE, RIGHTS OF SETOFF, RIGHTS OF RECOUPMENT, CLAIMS, COUNTERCLAIMS, ACTIONS OR CAUSES OF ACTION EXIST OR EXTEND, SUCH DEFENSES, RIGHTS, CLAIMS, COUNTERCLAIMS, ACTIONS AND CAUSES OF ACTION ARE HEREBY FOREVER WAIVED, DISCHARGED AND RELEASED BY EACH PARTY AND EACH OF ITS SUBSIDIARIES AND AFFILIATES. The foregoing waiver shall have effect provided that no Event of Default shall occur with respect to the obligations of the Borrower hereunder prior to March 1, 2002; upon the occurrence of such Event of Default with respect to the obligations of the Borrower hereunder prior to March 1, 2002, the Lender shall not be deemed to have made the waiver set forth in this Section 13.

10. Counterparts. This Agreement may be executed by the parties in any combination, in one or more counterparts, all of which together shall constitute but one and the same instrument.

11. Notices. Notwithstanding anything to the contrary contained in the Note or any other Loan Document, facsimile is an acceptable form of notice, provided that any such facsimile received before 5 PM Eastern Standard Time on a given day shall be deemed to be received on that business day, while if received after such time, such facsimile shall be deemed to be received on the next succeeding business day. Notwithstanding anything to the contrary contained in the Note or the other Loan Documents, notices shall be provided as follows:

                           If to CareSouth, to:

                                    CareSouth Home Health Services, Inc.
                                    Augusta Corporate Centre
                                    2743 Perimeter Parkway
                                    Building 200, Suite 200
                                    Augusta, Georgia  30909
                                    Attention:       Rick W. Griffin
                                                     Chief Executive Officer
                                    Fax: (888) 968-4907

                           with a copy to:

                                    T.J. Jubeir
                                    Managing Partner
                                    Capitol Partners
                                    1000 Wilson Boulevard
                                    Suite 2700
                                    Arlington, Virginia  22209
                                    Fax: (703) 248-9611

                           If to Amedisys, to:

                                    Amedisys, Inc.
                                    11100 Mead Road
                                    Suite 300
                                    Baton Rouge, Louisiana  70816
                                    Attention: William F. Borne
                                               Chairman of the Board and CEO
                                    Fax: (225) 292-8163
                           with a copy to:

                                    Amedisys, Inc.
                                    11100 Mead Road
                                    Suite 300
                                    Baton Rouge, Louisiana  70816
                                    Attention: John Joffrion
                                    Fax:    (___) ____-______



12. Time of the Essence. Time is of the essence with respect to all obligations of Amedisys to CareSouth in this Agreement, under the Note and under all other Loan Documents.

13. Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without reference to conflict of laws principles.


                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives on the day and year first written above.

                                          AMEDISYS:

                                          AMEDISYS, INC., a Delaware corporation


                                          By:  /s/ WILLIAM F. BORNE
                                               ---------------------------------
                                          Name:    William F. Borne
                                               ---------------------------------
                                          Title:   CEO
                                                --------------------------------



                                          CARESOUTH:

                                          CARESOUTH HOME HEALTH SERVICES, INC.,
                                          a Georgia corporation


                                          By: /s/ RICK W. GRIFFIN
                                              ----------------------------------
                                          Name:   Rick W. Griffin
                                                --------------------------------
                                          Title:  CEO
                                                 -------------------------------